EXHIBIT 99.1

AntriaBio Announces Appointment of Michael Deperro as Vice President of Operations

LOUISVILLE, CO – (MarketWired) – January 6, 2016 – AntriaBio, Inc. (“AntriaBio” or the “Company”) (OTCQB: ANTB), a biopharmaceutical corporation developing novel extended release therapies, announced today that Michael Deperro has joined the Company as Vice President of Operations. In his role, reporting directly to the Company’s Chief Executive Officer (CEO), Mr. Deperro will oversee operations including manufacturing, engineering and facilities.

Mr. Deperro brings to AntriaBio a wealth of experience directing operations supporting the clinical and commercial development of several complex compounds at pharmaceutical companies as well as contract manufacturing and development organizations. As former Director of Manufacturing at Alkermes, Mr. Deperro led manufacturing operations for three long-acting injectable products – Risperdal® Consta®, Vivitrol® and Bydureon®. The addition of Mr. Deperro to the management team will further support AntriaBio’s ability to achieve future potential clinical, regulatory and commercial milestones.

Mr. Deperro stated, “I am thrilled to join the AntriaBio team as the Company prepares to file an Investigational New Drug (IND) application with the U.S. Food and Drug Administration (FDA) for AB101 and initiate a clinical study in type 1 and type 2 diabetes patients. I look forward to collaborating with the team to achieve critical milestones for AB101, AB301 and other pipeline therapies in development.”

“We are very excited to have Michael join us as we continue to produce cGMP AB101 for our upcoming clinical study,” stated Nevan Elam, Chairman and Chief Executive Officer. “In addition to his insights and direction, Michael’s experience with long-acting injectable therapies and microsphere formulations in particular, will be instrumental as we ramp up operations over the next 12 months.”

About AntriaBio, Inc.
AntriaBio is a biopharmaceutical company that develops novel extended release therapies by combining proprietary formulation and manufacturing capabilities with well-known molecules to significantly improve standards of care. AntriaBio's lead product candidate is AB101, an injectable once-weekly basal insulin for type 1 and type 2 diabetes that addresses a $11 billion market where the current standard of care is a once-daily basal insulin injection. For more information visit: www.antriabio.com.

Forward-Looking Statements
This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. Contact:
Noopur Liffick
VP of Corporate Development
(650) 549-4175
investor-relations@antriabio.com

Source: AntriaBio, Inc.